Exhibit 21

                         Subsidiaries of the Registrant

                                                         Jurisdiction of
                        Name                       Organization/Incorporation
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Giga Information Group Investment Corporation               Massachusetts

Giga Information Group Ltd.                                 England

Giga Information Group GmbH                                 Germany

BIS Italy SRL (dormant)                                     Italy

Gigaweb Information Group, Ltd.                             Israel